EXHIBIT 99.1

GOLDEN MINERALS REPORTS FIRST QUARTER 2010

GOLDEN — (MARKETWIRE) — May 4, 2010 — Golden Minerals Company (“Golden Minerals” or the “Company”) (NYSE Amex: AUMN) (TSX: AUM) announces results for the first quarter 2010.

First Quarter 2010 Financial Results

For the first quarter 2010, Golden Minerals recorded a net loss of $7.0 million, which included among other items, $2.3 million in revenue net of associated costs for management services and interest and other income of $0.7 million, more than offset by expenses including $3.2 million of exploration expense, $2.5 million of expense related to El Quevar feasibility study work and $2.3 million of administrative expense.

At March 31, 2010, Golden Minerals’ aggregate cash and short-term investments totaled $45.9 million, which included $13.0 million in net proceeds from private placements of common stock and $27.6 million in net proceeds from a public offering of common stock, each of which was completed in the first quarter.  The March 31, 2010 amount includes $40.6 million of cash and cash equivalents and $5.3 million in short term investments comprised of US treasury securities.  At December 31, 2009, the Company’s cash and short-term investments totaled $9.0 million.

In January 2010, the Company acquired Hochschild Mining Group’s (“Hochschild”) 35% interest in certain portions of the El Quevar project in exchange for 400,000 shares of the Company’s common stock and a warrant to acquire 300,000 shares of its common stock exercisable for three years at an exercise price of $15.00 per share. The Company now owns or controls 100% of the 66,000 hectare El Quevar project, including the Yaxtché deposit on which a feasibility study is being conducted.

Also in January 2010, the Company completed a private placement of 844,694 shares of its common stock to two investment funds managed by The Sentient Group (“Sentient”) at a purchase price of Cdn$7.06 per share, resulting in net proceeds to the Company of approximately $5.5 million.

On March 24, 2010 the Company completed a public offering of 4,000,000 shares of common stock at an offering price of $8.50 per share. The Company sold 3,652,234 shares and a selling stockholder sold 347,766 shares.  Concurrent with the public offering, Sentient exercised its existing pre-emptive right and purchased in a private placement pursuant to Regulation S under the U.S. Securities Act of 1933 an additional 905,065 shares of common stock at the public offering price of $8.50 per share. The aggregate net proceeds to the Company from the sale of the shares in the public offering and the sale of the shares to Sentient was approximately $35.1 million.

For the remaining nine months of 2010, Golden Minerals expects to spend up to approximately $27.0 million on completion of a feasibility study on El Quevar, including construction of an underground drift and related infrastructure, $6.5 million on targeted exploration projects in Mexico, Argentina and Peru, $3.0 million on generative exploration projects and property holding costs and $6.5 million on general and administrative costs.  The Company plans to fund these expenditures from existing cash and investment balances and from approximately $4.5 million of net cash flow from management services and $1.0 million in royalties and other income.

About Golden Minerals

Golden Minerals is a Delaware corporation based in Golden, Colorado, primarily engaged in the advancement of its pipeline of exploration projects in Latin America and in managing the San Cristobal mine in Bolivia. The Company has a portfolio of 30 exploration projects, including the feasibility stage El Quevar project in the Salta Province of northwestern Argentina, and advanced stage drilling projects in Mexico and Peru. The Company’s experienced management team has proven in-house ability to explore, develop and operate mining projects.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the anticipated expenditures during the remainder of 2010 on the El Quevar feasibility study, targeted and generative exploration, property holding costs, and general and administrative costs.  These statements are subject to risks and uncertainties, including results of exploration; whether continued exploration results will support engineering and other feasibility work on El Quevar; changes in geological interpretations, including the interpretations regarding the westward extension, continuity and strike length of the Yaxtché deposit, including changes resulting from additional drilling, exploration or feasibility work; whether exploration results will be indicative of future exploration results; delays in construction of the drift at El Quevar, feasibility study work, exploration at targeted projects and generative exploration, uncertainties regarding whether the results of additional exploration at the Company’s projects or feasibility work at El Quevar will be positive; unexpected increases in costs of materials and supplies used in exploration activities; fluctuations in silver and other metal prices; technical and permitting issues; title problems; and the ability and success of the Company to continue raising adequate capital and implementing its plans.  Golden Minerals Company assumes no obligation to update this information. Additional risks relating to Golden Minerals Company may be found in the periodic and current reports filed with the Securities Exchange Commission by Golden Minerals Company, including the Annual Report on Form 10-K for the year ended December 31, 2009.

For additional information please visit http://www.goldenminerals.com/ or contact:

Golden Minerals Company

Jerry W. Danni

(303) 839-5060

Sr. Vice President, Corporate Affairs

SOURCE: Golden Minerals Company

GOLDEN MINERALS COMPANY

CONSOLIDATED BALANCE SHEETS

(Expressed in United States dollars)

(Unaudited)

	March 31,	December 31,
	2010	2009
	(in thousands, except share data)
Assets
Current assets
Cash and cash equivalents	$40,618	$8,570
Investments	5,270	444
Trade receivables	90	1,460
Prepaid expenses and other assets	1,448	2,087
Total current assets	47,426	12,561
Property, plant and equipment, net	7,904	7,774
Assets held for sale	700	813
Prepaid expenses and other assets	502	552
Total assets	$56,532	$21,700
Liabilities and Equity
Current liabilities
Accounts payable and other accrued liabilities	$3,469	$2,428
Other current liabilities	63	63
Total current liabilities	3,532	2,491
Other long term liabilities	640	651
Total liabilities	4,172	3,142
Equity
Common stock, $.01 par value, 50,000,000 shares authorized; 9,040,608 and 3,238,615 shares issued and outstanding	90	32
Additional paid in capital	79,719	37,854
Accumulated deficit	(27,315)	(20,276)
Accumulated other comprehensive income (loss)	(134)	154
Parent company’s shareholder’s equity	52,360	17,764
Noncontrolling interest in subsidiaries	—	794
Total equity	52,360	18,558
Total liabilities and equity	$56,532	$21,700

GOLDEN MINERALS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Expressed in United States dollars)

(Unaudited)

		For The Period	For The Period
	Three Months	March 25, 2009	January 1, 2009
	Ended	Through	Through
	March 31, 2010	March 31, 2009	March 24, 2009
	(Successor)		(Predecessor)
	(in thousands, except share data)
Revenue:
Management service fees	$3,173	$211	$1,350
Costs and expenses:
Costs of services	(1,617)	(80)	—
Exploration expense	(3,226)	(448)	(3,482)
El Quevar feasibility	(2,469)	—	—
Administrative expense	(2,296)	(352)	(4,779)
Stock based compensation	(522)	—	(2,717)
Depreciation, depletion and amortization	(109)	(9)	(102)
Total costs and expenses	(10,239)	(889)	(11,080)
Loss from operations	(7,066)	(678)	(9,730)
Other income and expenses:
Interest and other income	683	124	1,010
Royalty income	—	—	88
Interest and other expense	(126)	—	(345)
Gain (loss) on foreign currency	13	—	(13)
Gain on extingushment of debt	—	—	248,165
Loss on auction rate securities	—	—	(828)
Reorganization costs, net	—	(103)	(3,683)
Fresh start accounting adjustments	—	—	9,122
Total other income and expenses	570	21	253,516
Income (loss) from continuing operations before income taxes	(6,496)	(657)	243,786
Income taxes	(543)	(26)	(165)
Net income (loss) from continuing operations	(7,039)	(683)	243,621
Loss from discontinued operations	—	—	(4,153)
Net income (loss)	$(7,039)	$(683)	$239,468
Income attributable to noncontrolling interest	—	—	(7,869)
Net income (loss) attributable to the Successor/Predecessor shareholders	$(7,039)	$(683)	$231,599
Other comprehensive income (loss):
Unrealized gain (loss) on securities	$(288)	$—	$940
Comprehensive income (loss) attributable to Successor/Predecessor shareholders	$(7,327)	$(683)	$232,539
Net income (loss) per Common/Ordinary Share – basic
Income (loss) from continuing operations attributable to the Successor/Predecessor shareholders	$(1.57)	$(0.23)	$4.13
Loss from discontinued operations attributable to the Successor/Predecessor shareholders	—	—	(0.20)
Income (loss) attributable to the Successor/Predecessor shareholders	$(1.57)	$(0.23)	$3.93
Net income (loss) per Common/Ordinary Share – diluted
Loss from continuing operations attributable to the Successor/Predecessor shareholders	$(1.57)	$(0.23)	$(0.06)
Loss from discontinued operations attributable to the Successor/Predecessor shareholders	—	—	(0.17)
Loss attributable to the Successor/Predecessor shareholders	$(1.57)	$(0.23)	$(0.23)
Weighted average Common Stock/Ordinary Shares outstanding - basic	4,497,126	2,987,735	59,000,832
Weighted average Common Stock/Ordinary Shares outstanding - diluted	4,497,126	2,987,735	69,171,400